Exhibit 10.6

AMENDMENT NO. 2 TO AMENDED AND RESTATED CONCESSION AGREEMENT

THIS AMENDMENT NO.2 TO AMENDED AND RESTATED CONCESSION AGREEMENT, is effective as of the 31st day of March, 2006, between WALT DISNEY WORLD CO. and WALT DISNEY WORLD HOSPITALITY & RECREATION CORPORATION (collectively, “Disney”) and CRYSTAL MAGIC, INC. (“Vendor”),

WITNESSETH;

WHEREAS, the parties heretofore entered into an Amended and Restated Concession Agreement dated as of March 26, 2002 (the “Agreement”), pursuant to which Vendor provides certain services and/or merchandise for sale to guests of Epcor® and the Magic Kingdom® Park; and

WHEREAS, the parties have determined that it is in their mutual best interests to amend the terms of the Agreement, effective as the 31st day of March, 2006, as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Agreement, the parties agree as follows;

1.           Paragraph 4 (Term) of the Agreement is hereby amended and restated so that it reads in its entirety as follows:

4.           Term. The term of this Agreement shall commence on December 7, 1999, and continue through and including October 30, 2008 (the “Term”), unless any party terminates this Agreement, with or without cause (i.e., in the terminating party’s sole discretion), by providing the other parties with sixty (60) days prior written notice. In addition, Disney may terminate this Agreement for cause (e.g., if Vendor fails to perform any of its obligations under this Agreement) immediately by giving notice to Vendor. The parties mutually agree that there may be a period during the Term during which the Concession will be closed by Disney for, among other reasons, inclement weather, maintenance and rehabilitation of the Premises or special events (the “Closed Period”), The existence of the Closed Period shall not extend the Term or release the parties from their obligations hereunder.

2.           Paragraph 8 (Signage) of the Agreement is hereby amended and restated so that it reads in its entirety as follows:

8.           Signage.

a.           Vendor shall provide, display in location(s) designated by Disney and distribute, at its sole cost and expense, such signage, fixtures and promotional materials for the Concession at Image Works in Epcot® as Disney may approve in its sole discretion. Vendor shall not display or distribute any other signage, fixtures or promotional materials at such Concession without the prior written approval of Disney, which approval may be withheld by Disney in its sole discretion.

b.           Vendor shall provide, display in location(s) designated by Disney and distribute, at its sole cost and expense, such signage, fixtures and/or promotional materials for the Concession at the Tomorrowland Arcade in the Magic Kingdom® Park as Disney may approve in its sole discretion. Vendor shall not display or distribute any other signage, fixtures or promotional materials at such Concession without the prior written approval of Disney, which approval may be withheld by Disney in its sole discretion.

c.           Vendor shall provide, display in location(s) designated by Disney and distribute, at its sole cost and expense, such signage, fixtures and promotional materials for the Concession at Mouse Gear in Epcot® as Disney may approve in its sole discretion. Vendor shall not display or distribute any other signage, fixtures or promotional materials at such Concession without the prior written approval of Disney, which approval may. be withheld by Disney in its sole discretion.

3.           Paragraph 12.c. of the Agreement is hereby amended and restated so that it reads in its entirety as follows:

c.           Disney shall collect the compensation from the guests and shall pay to Vendor sixty percent (60%) of gross revenues from retail sales from the Services, less applicable sales, use, excise or other taxes. Disney shall retain the remaining gross revenues from retail sales from the Services. The term “gross revenues from retail sales from the Services” is defined as all monies and other things of .value received by, or paid to, Disney and all credit extended by Disney, arising upon, out of or in connection with the Services at the Concession during the Term, plus the amount of any applicable sales, use, excise or other taxes, less the amount of any of Vendor’s merchandise or products which are returned to Disney or replaced by Disney, less any applicable discounts, less the amount of any refunds made by Disney in connection with the Services, less the amount of any cancelled orders for Vendor’s merchandise or products. Such fee shall be payable on or before Thursday of each week with respect to gross revenues from retail sales from the Services made during the preceding week (Sunday through Saturday), through and including the calendar week immediately following the expiration or sooner termination of this Agreement.

4.           Exhibit B of the Agreement is hereby amended and restated so that it reads in its entirety as Exhibit B attached hereto.

5.           Except as provided herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2.to Amended and Restated Concession Agreement to be duly executed as of the day and year first referenced above.

(“DISNEY”)                                                                                               (“VENDOR”)

WALT DISNEY WORLD CO,                                                                CRYSTAL MAGIC, INC

By: /s/ Jim MacPhee                                                 By: /s/ Steven M. Rhodes

Print Name: Jim MacPhee                                       Print Name: Steven M. Rhodes

Title: Vice President                                                Title: President

WALT DISNEY WORLD HOSPITALITY
& RECREATION CORPORATION

By: /s/ Phil Hughes

Print Name: Phil Hughes

Title: Vice President